3: Item 5

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 31, 2004

CROMPTON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30270	52-2183153

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

199 Benson Road, Middlebury, Connecticut		06749

(Address of principal executive offices)		(Zip Code)

(203) 573- 2000 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

Crompton Corporation announced today that it has completed the sale of its 50 percent share of its Gustafson seed treatment business in the United States, Canada and Mexico to Bayer CropScience LP in the U.S. and Bayer CropScience Inc. in Canada, for a sale price of $124 million in cash. A copy of the definitive purchase agreements and a press release describing the completion of the transaction are attached as exhibits hereto.

Item 7. Financial Statements and Exhibits.

     *     *     *

         (c) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release Dated March 31, 2004
99.2

Purchase Agreement by and among Crompton Corporation, as Crompton and Uniroyal Chemical Company, Inc. and GT Seed Treatment, Inc., as Sellers, and Bayer CropScience LP, as Purchaser and Gustafson LLC, as the Company, dated as of March 22, 2004

99.3	Purchase Agreement by and between Crompton Co./Cie, as the Seller and Bayer CropScience Inc., as the Purchaser, dated as of March 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Crompton Corporation
(Registrant)

By: /s/ Barry J. Shainman
Name: Barry J. Shainman
Title: Secretary

Date: March 31, 2004

Exhibit Index
Exhibit Number	Exhibit Description
99.1	Press Release Dated March 31, 2004
99.2

Purchase Agreement by and among Crompton Corporation, as Crompton and Uniroyal Chemical Company, Inc. and GT Seed Treatment, Inc., as Sellers, and Bayer CropScience LP, as Purchaser and Gustafson LLC, as the Company, dated as of March 22, 2004

99.3	Purchase Agreement by and between Crompton Co./Cie, as the Seller and Bayer CropScience Inc., as the Purchaser, dated as of March 22, 2004